UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2005

World Air Holdings, Inc .

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	20-2121036

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)
The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)
(770) 632-8002

(Registrant’s Telephone Number, Including Area Code)
World Airways, Inc.

(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
World Air Holdings, Inc. (the “Company”) has made the determination that it is necessary to restate the Company’s consolidated financial statements as of June 30, 2005 and for the three-month and six-month periods then ended; therefore, the Company has concluded that its historical consolidated financial statements as of June 30, 2005 and for the three-month and six-month periods then ended, and its results for the quarter ended June 30, 2005 reported in its press release dated August 15, 2005 should no longer be relied upon in light of this restatement.
The Company’s audit committee, upon the recommendation of management, concluded on December 5, 2005, that these previously issued financial statements should not be relied upon. As a result of a reexamination of expense allocations at North American Airlines, Inc., a subsidiary of the Company that was acquired on April 27, 2005 (the “Acquisition Date”), it was discovered that several expense adjustments were required to accurately reflect expenses in periods prior to the Acquisition Date. An increase in expenses related to a recently approved profit sharing program for employees of North American is also necessary. Additionally, a fuel expense adjustment was necessary to reconcile the method of fuel classification with the method applied at World Airways, Inc., the Company’s other operating subsidiary. This reclassification will have the effect of reducing both expenses and revenue at North American. A reduction in depreciation expense at World Airways also is required. The Company currently believes the aggregate amount of the changes will result in an increase in consolidated operating and net income, after tax adjustments, for the three-month period ended June 30, 2005.
The Company is currently in the process of re-evaluating the financial statements for the period ended June 30, 2005 and will file an amendment to its Form 10-Q as soon as the analysis and applicable reviews are completed. The actual restated amounts will depend on a number of factors, including any additional information discovered in the Company’s reexamination of the Company’s financial statements.
The Company’s audit committee and management have discussed the matters disclosed in this Current Report on Form 8-K with KPMG, LLP, the Company’s independent registered public accounting firm. KPMG has not completed its review of the financial statements included in the June 30, 2005 Form 10-Q.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
Exhibit 99.1 Press Release dated December 5, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: December 5, 2005

WORLD AIR HOLDINGS, INC.
By:	s/ Gilberto M. Duarte, Jr.
Gilberto M. Duarte, Jr.
Chief Financial Officer